Exhibit 99.1

Atlantic Power Corporation Announces Normal Course Issuer Bid for the Company’s Convertible Unsecured Subordinated Debentures

BOSTON, MASSACHUSETTS — November 6, 2014 — Atlantic Power Corporation (TSX: ATP) (NYSE: AT) (the “Company” or “Atlantic Power”) today announced that it intends to make a normal course issuer bid (“NCIB”) for the following series of its convertible unsecured subordinated debentures:

a)             the 6.25% convertible unsecured subordinated debentures due March 15, 2017 (the “6.25% Cdn$67.4 Million Debentures”) (TSX: ATP.DB.A);

b)             the 5.6% convertible unsecured subordinated debentures due June 30, 2017 (the “5.6% Cdn$80.5 Million Debentures”) (TSX: ATP.DB.B);

c)              the 5.75% convertible unsecured subordinated debentures due June 30, 2019 (the “5.75% $130 Million Debentures”) (TSX: ATP.DB.U); and

d)             the 6.0% convertible unsecured subordinated debentures due December 31, 2019 (the “6.0% Cdn$100 Million Debentures”) (TSX: ATP.DB.D).

All convertible debentures purchased under the NCIB will be canceled.

Atlantic Power will enter into a pre-defined automatic securities purchase plan (“ASPP”) with its broker in order to facilitate repurchases of its debentures under its NCIB. Under the Company’s ASPP, commencing November 11th, Atlantic Power’s broker may repurchase debentures under the NCIB at any time including without limitation when the Company would ordinarily not be permitted to due to regulatory restrictions or self-imposed blackout periods. Purchases will be made by the Company’s broker based upon the parameters prescribed by the TSX and the terms of the parties’ written agreement. The ASPP will be put in place for the one-year period of the NCIB.  RBC Capital Markets has been appointed as the broker of record for the Company’s NCIB.

As of October 31, 2014, Atlantic Power had outstanding:

a)             Cdn$67,433,000 principal amount of the 6.25% Cdn$67.4 Million Debentures;

b)             Cdn$80,500,000 principal amount of the 5.6% Cdn$80.5 Million Debentures;

c)              $130,000,000 principal amount of the 5.75% $130 Million Debentures; and

d)             Cdn$100,000,000 principal amount of the 6.0% Cdn$100 Million Debentures.

Under the NCIB, Atlantic Power’s broker may purchase such convertible debentures, representing 10% of the public float thereof as of October 31, 2014, up to the following limits:

	Limit on Purchases (Principal Amount)
	Total Limit (1)		Daily Limit (2)

a) 6.25% Cdn$67.4 Million Debentures	Cdn$	6,738,300	Cdn$	16,423

b) 5.6% Cdn$80.5 Million Debentures	Cdn$	8,050,000	Cdn$	13,255

c) 5.75% $130 Million Debentures		$13,000,000		$38,822

d) 6.0% Cdn$100 Million Debentures	Cdn$	10,000,000	Cdn$	30,888

Notes:

(1)         Represents 10% of the public float.

(2)         Represents 25% of the 6 month Average Daily Trading Value (“ADTV”).  The ADTV for the 6.25% Cdn$67.4 Million Debentures is $65,692; the ADTV for the 5.6% Cdn$80.5 Million Debentures is $53,023; the ADTV for the 5.75% $130 Million Debentures is $155,291; and the ADTV for the 6.0% Cdn$100 Million Debentures is $123,555.

Atlantic Power believes that its convertible debentures may trade in a range that may not fully reflect the value of the convertible debentures.  As a result, Atlantic Power believes that the purchase of convertible debentures from time to time can be undertaken at prices that make the acquisition of such securities an appropriate use of Atlantic Power’s available funds.  In addition, purchases under the NCIB may increase the liquidity of the convertible debentures.

Atlantic Power intends to commence the NCIB on November 11, 2014.  The NCIB will expire on November 10, 2015 or such earlier date as the Company completes its purchases pursuant to the NCIB.  All purchases made under the NCIB will be made through the facilities of the TSX or other Canadian designated exchanges and published marketplaces and in accordance with the rules of the TSX at market prices prevailing at the time of purchase.  The actual amount of convertible debentures that may be purchased under the NCIB is subject to, and cannot exceed the limits referred to above.

About Atlantic Power

Atlantic Power owns and operates a diverse fleet of power generation assets in the United States and Canada.  Atlantic Power’s power generation projects sell electricity to utilities and other large commercial customers largely under long-term power purchase agreements, which seek to minimize exposure to changes in commodity prices.  Its power generation projects in operation have an aggregate gross electric generation capacity of approximately 2,945 MW in which its aggregate ownership interest is approximately 2,024 MW. Its current portfolio consists of interests in twenty-eight operational power generation projects across eleven states in the United States and two provinces in Canada.

Atlantic Power trades on the New York Stock Exchange under the symbol AT and on the Toronto Stock Exchange under the symbol ATP.  For more information, please visit the Company’s website at www.atlanticpower.com or contact:

Atlantic Power Corporation
Amanda Wagemaker, Investor Relations
(617) 977-2700
info@atlanticpower.com

Copies of financial data and other publicly filed documents are filed on SEDAR at www.sedar.com or on EDGAR at www.sec.gov/edgar.shtml under “Atlantic Power Corporation” or on the Company’s website.

Cautionary Note Regarding Forward-Looking Statements

To the extent any statements made in this news release contain information that is not historical, these statements are forward-looking statements within the meaning of Section 27A of the U.S. Securities Act of 1933, as amended, and Section 21E of the U.S. Securities Exchange Act of 1934, as amended, and under Canadian securities law (collectively, “forward-looking statements”).

Certain statements in this news release may constitute “forward-looking statements”, which reflect the expectations of management regarding the future growth, results of operations, performance and business prospects and opportunities of the Company and its projects.  These statements, which are based on certain assumptions and describe the Company’s future plans, strategies and expectations, can generally be identified by the use of the words “may,” “will,” “project,” “continue,” “believe,” “intend,” “anticipate”, “expect” or similar expressions that are predictions of or indicate future events or trends and which do not relate solely to present or historical matters.  Examples of such statements in this press release include, but are not limited, to statements with respect to the following:

•                  the Company will enter into one or more pre-defined automatic securities purchase plans with its broker from time to time during the course of the NCIB to enable purchases of convertible debentures under the NCIB to be made at times when Atlantic Power would not ordinarily be permitted to, due to its self-imposed internal blackout periods, insider trading rules, or otherwise, subject to certain parameters;

•                  the Company will purchase up to 10% of the public float of its outstanding convertible unsecured subordinated debentures;

•                  the Company believes that its convertible debentures may trade in a range that may not fully reflect the value of the convertible debentures;

•                  the Company believes that the purchase of convertible debentures from time to time can be undertaken at prices that make the acquisition of such securities an appropriate use of Atlantic Power’s available funds;

•                  that purchases under the NCIB may increase the liquidity of the convertible debentures;

•                  the Company intends to commence the NCIB on November 11, 2014; and

•                  the NCIB will expire on November 10, 2015 or such earlier date as the Company completes its purchases pursuant to the NCIB.

Forward-looking statements involve significant risks and uncertainties, should not be read as guarantees of future performance or results, and will not necessarily be accurate indications of whether or not or the times at or by which such performance or results will be achieved.  Please refer to the factors discussed under “Risk Factors” and “Forward-Looking Information” in the Company’s periodic reports as filed with the Securities and Exchange Commission from time to time for a detailed discussion of the risks and uncertainties affecting the Company, including, without limitation, the Company’s ability to evaluate and/or implement potential options, including asset sales or joint ventures to raise additional capital for growth and/or potential debt reduction, and the impact any such potential options may have on the Company or the Company’s stock price.   Although the forward-looking statements contained in this news release are based upon what are believed to be reasonable assumptions, investors cannot be assured that actual results will be consistent with these forward-looking statements, and the differences may be material.  These forward-looking statements are made as of the date of this news release and, except as expressly required by applicable law, the Company assumes no obligation to update or revise them to reflect new events or circumstances.  The financial outlook information contained in this news release is presented to provide readers with guidance on the cash distributions expected to be received by the Company and to give readers a better understanding of the Company’s ability to pay its current level of distributions into the future.  Readers are cautioned that such information may not be appropriate for other purposes.